EXHIBIT 21
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                           SUBSIDIARIES OF THE COMPANY

                             AS OF FEBRUARY 28, 2003
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

                                                                                                  PERCENT
                                                                      STATE OR                    OF VOTING
                                                                      COUNTRY OF                  SECURITIES
NAME                                                                  INCORPORATION                 OWNED
--------------------------------------------------------              -------------               ---------

SMP Motor Products Limited                                            Canada                         100
Marathon Auto Parts and Products, Inc.                                New York                       100
Motortronics, Inc.                                                    New York                       100
Reno Standard Incorporated                                            Nevada                         100
Stanric, Inc. (1)                                                     Delaware                       100
Mardevco Credit Corp. (2)                                             New York                       100
Standard Motor Products (Hong Kong) Limited                           Hong Kong                      100
Industrial & Automotive Associates, Inc.                              California                     100
Standard Motor Electronics, Limited                                   Israel                         100
Four Seasons Europe S.A.R.L.                                          France                         100
Standard Motor Products Holdings Limited                              England and Wales              100
Eaglemotive Corporation                                               Delaware                       100
Standard Motor Products de Mexico, S. De R.L. De C. V. (3)            Mexico                         100
Automotive Heater Exchange                                            Italy                          100


All of the subsidiaries are included in the consolidated financial statements.

(1)  Mardevco owns 12.7% of Stanric
(2)  Stanric owns 14.9% of Mardevco
(3)  Standard Motor Products owns 49,999 shares, Motortronics owns 1 share
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